Exhibit 99.1

FOSTER WHEELER ANNOUNCES SECOND-QUARTER

FINANCIAL RESULTS

-	E&C and Energy performance improving
-	Restructuring continues on track
-	Initial registration filed for first of planned debt exchanges

HAMILTON, BERMUDA, August 7, 2003–Foster Wheeler Ltd. (NYSE: FWC) today reported a net loss for the second quarter of 2003 of $29.3 million, or $0.72 per diluted share, compared to a net loss of $86.0 million, or $2.10 per diluted share, for the same quarter last year. Revenues for the second quarter of 2003 totaled $935.8 million compared to $958.9 million in the second quarter of last year. The results for the quarter included expenses of $16.0 million for professional services and severance benefits driven by the company’s restructuring process, legacy expenses of $6.1 million resulting from pension curtailment and revaluation, and net charges of $19.5 million related to five North American projects.

“We think the results, when examined in the context of the charges outlined above along with the relative market weakness, would indicate that our operating initiatives and cost-cutting measures are yielding results,” said Raymond J. Milchovich, chairman, president and chief executive officer. “Our European businesses and our North American power business posted second-quarter earnings at or above plan and last year’s performance.”

“In terms of domestic liquidity, as expected, cash balances declined during the quarter primarily due to the timing of cash flows on certain domestic projects combined with planned, but significant levels of restructuring-related spending,” added Mr. Milchovich. “This trend is forecasted to continue over the next several quarters and is expected to make domestic liquidity more challenging in the fourth quarter. We are addressing this issue by seeking to repatriate additional funds from our non-U. S. subsidiaries and/or successfully completing a major asset monetization.”

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“We are making significant progress on what has been and will continue to be a very extensive operational and balance sheet restructuring,” continued Mr. Milchovich. “We believe there exists substantial upside potential in our worldwide operations but that this potential can only be reached with a materially improved financial structure.”

The net loss included pre-tax charges of $41.6 million and $89.0 million for the second quarter 2003 and 2002, respectively. Charges for the second quarter of 2003 include: $22.0 million for revisions to project cost estimates and related receivable reserves; a gain of $2.5 million on the recovery of a project claim; and planned pre-tax expenses of $22.1 million for professional fees, severance and other expenses related to the company’s ongoing restructuring.

Worldwide, cash balances at the end of the quarter were $419 million, compared to $473 million at the end of the first quarter of 2003, and $385 million at the end of the second quarter of 2002. Of the $419 million in cash at the end of the second quarter, $342 million was held by non-U.S. subsidiaries. The company is currently subject to legal and contractual restrictions on the ability to repatriate much of this cash. In certain instances, the company must obtain third party consents and is currently working with the appropriate constituencies with the intent of modifying certain contractual restrictions. As of June 27, 2003, the company’s indebtedness was $1.1 billion, essentially unchanged from year-end 2002 and the end of the second quarter of 2002.

For the six months ended June 27, 2003, revenues were $1.7 billion, down slightly from $1.8 billion in the first six months of last year. The net loss for the period was $49.2 million compared to a net loss of $262.1 million in the first six months of 2002. Pre-tax charges of $60.8 million and $274.7 million were included in the first six months of 2003 and 2002, respectively.

Reported results for the second quarter and first six months of 2003 and 2002 are supplemented with related amounts. A full reconciliation with reported amounts and details of the charges are included in the attached tables. Management believes these supplemental financial measures provide useful information and a more comprehensive understanding of the financial results.

Bookings and Segment Performance

New orders booked during the second quarter of 2003 were $647.1 million compared to $533.2 million in the second quarter of last year, excluding orders of $115.2 million related to

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the assets of the environmental business that were sold in the first quarter of 2003. The company’s backlog was $3.3 billion, compared to $3.9 billion at the end of the second quarter of 2002, excluding $1.8 billion related to the environmental business.

Second-quarter new bookings for the Engineering and Construction (E&C) Group were $460.4 million, up 16% compared to $397.3 million during the year-ago quarter, excluding the environmental orders. The increase was due to growth in orders in Europe. The Group’s backlog was $2.2 billion, compared to $2.6 billion at quarter-end 2002, excluding backlog of $1.8 billion for the environmental business. Revenues for the E&C Group in the second quarter of 2003 were $529.2 million, up 9% compared to $485.7 million in the second quarter of 2002, excluding environmental revenues of $74.5 million. The increase was primarily due to higher revenues in the UK. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $12.4 million this quarter, compared to a loss of $9.5 million for the same period last year.

New bookings in the second quarter for the Energy Group increased to $187.4 million, compared to $138.0 as orders increased in both the North American and European operations. Backlog at quarter-end was $1.2 billion, compared to $1.4 billion at quarter-end 2002. Energy Group revenues for the quarter were $409.3 million, essentially flat with $411.9 million in the same quarter of 2002, as improvements in the European power business offset the U.S. power operations decline. EBITDA for the quarter was $27.0 million compared to a loss of $7.8 million last year. Operations in Europe continue to improve on revenue growth while the U.S. business is benefiting from cost reductions and better execution on existing projects.

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Notes to Editor:

1.	Consolidated Statements follow.

2.	Foster Wheeler will conduct a conference call with analysts today (August 7) at 11:00 a.m. Eastern Daylight Savings Time. The call will be accessible to the public by telephone or Web cast. To listen to the call by telephone in the United States, dial 877-692-2588 approximately ten minutes before the call. International access is available by dialing 973-321-1040. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.

A replay of the call will be available on the company's Web site as well as by telephone. To listen to the replay by telephone, dial 877-519-4471 or 973-341-3080 (replay passcode #4086858 required) starting one hour after the conclusion of the call through 8 p.m. Eastern on Wednesday, August 21, 2003. The replay can also be accessed on the company's Web site for two weeks following the call.

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3.	Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, oil and gas, petrochemical, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, visit our Web site at www.fwc.com.

4.	Safe Harbor Statement

This news release contains forward-looking statements that are based on management’s assumptions, expectations and projections about the various industries within which the Corporation operates. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The corporation cautions that a variety of factors, including but not limited to the following, could cause business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the energy, power and environmental industries, changes in regulatory environment, changes in project design or schedules, changes in estimates made by the company of costs to complete projects, contract cancellations, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, outcomes of pending and future litigation, protection and validity of patents and other intellectual property rights, increasing competition by foreign and domestic companies, changes in financial markets, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, and the outcome of cash-generation initiatives.

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08-07-03

Media Contact:	Richard Tauberman	908-730-4444

Investor Contact:	John Doyle	908-730-4270

Other Inquiries:		908-730-4000

Foster Wheeler Ltd. and Subsidiaries
Consolidated Statement of Earnings - Summary

(In Thousands of Dollars, Except Per Share Amounts)

	Three months ended		Six months ended

	June 2003	June 2002	June 2003	June 2002

Unfilled orders	$3,345,266	$5,713,223	$3,345,266	$5,713,223
New orders booked	647,088	648,389	1,123,423	1,441,219

Revenues:
Operating revenues	922,238	944,334	1,706,330	1,739,743
Other income	13,568	14,567	40,344	25,187

Total revenues	935,806	958,901	1,746,674	1,764,930

Cost and Expenses:
Cost of operating revenues	859,215	895,547	1,586,344	1,607,479
Selling, general & administrative expenses	47,388	57,706	99,128	111,964
Other deductions/minority interest	28,709	67,792	51,276	106,441
Interest expense	18,410	15,053	35,832	31,957
Dividends on preferred security of subsidiary trust	4,487	4,104	8,859	8,116

Total costs and expenses	958,209	1,040,202	1,781,439	1,865,957

Loss before income taxes	(22,403)	(81,301)	(34,765)	(101,027)
Provision for income taxes	6,935	4,695	14,393	10,579

Net loss prior to cumulative effect of a change in accounting principle	(29,338)	(85,996)	(49,158)	(111,606)

Cumulative effect on prior years (to Dec. 28, 2001) of a change in accounting principle for goodwill, net of $0 tax				(150,500)

Net loss	$(29,338)	$(85,996)	$(49,158)	$(262,106)

Other comprehensive earnings/(loss):
Foreign currency translation adjustment	99	18,683	(716)	9,406
Change in unrealized losses on derivative instruments, net of tax				(1,679)
Reclassification of unrealized gain on derivative instruments to earnings		(456)		(2,155)

Comprehensive loss	$(29,239)	$(67,769)	$(49,874)	$(256,534)

Foster Wheeler Ltd. and Subsidiaries
Consolidated Statement of Earnings - Summary

(In Thousands of Dollars, Except Per Share Amounts)

		Three months ended		Six months ended

		June 2003	June 2002	June 2003	June 2002

Loss per share :
Basic:
Net loss prior to cumulative effect of a change in accounting principle		($0.72)	($2.10)	($1.20)	($2.73)

Cumulative effect on prior years (to Dec. 28, 2001) of a change in accounting principle for goodwill					($3.67)

Net loss per share		($0.72)	($2.10)	($1.20)	($6.40)

Diluted:
Net loss prior to cumulative effect of a change in accounting principle		($0.72)	($2.10)	($1.20)	($2.73)

Cumulative effect on prior years (to Dec. 28, 2001) of a change in accounting principle for goodwill					($3.67)

Net loss per share		($0.72)	($2.10)	($1.20)	($6.40)

Shares outstanding (in thousands) :
Basic:	Weighted average number of shares outstanding	41,044	40,945	41,039	40,932
Diluted:	Effect of share options	*	*	*	*
Convertible Debt		*	*	*	*

Total diluted		41,044	40,945	41,039	40,932

See attached schedule of charges for the three and six months ended June 2003 and 2002.

*	The effect of the stock options and convertible debt were not included in the calculation of diluted earnings per share as they were antidilutive due to the loss.

Foster Wheeler Ltd. and Subsidiaries
Major Business Groups

(In Thousands of Dollars)

	Three months ended		Six months ended

	June 2003	June 2002	June 2003	June 2002

Engineering and Construction (EC)
Unfilled orders	$2,188,642	$4,360,236	$2,188,642	$4,360,236
New orders booked	460,384	512,596	723,157	895,906
Revenues	529,184	560,167	1,011,989	981,302
Interest expense	(179)	(251)	(809)	(569)
Earnings/(loss) before income taxes and cumulative effect of a change in accounting principle	10,350	(13,237)	20,155	7,265
EBITDA	12,394	(9,512)	24,542	15,124

Energy (E)
Unfilled orders	1,163,620	1,364,728	1,163,620	1,364,728
New orders booked	187,366	137,995	397,516	551,968
Revenues	409,288	411,916	735,715	799,336
Interest expense	4,865	4,357	9,733	11,738
Earnings/(loss) before income taxes and cumulative effect of a change in accounting principle	16,875	(18,197)	36,669	(19,971)
EBITDA	26,979	(7,817)	57,465	3,754

Corporate and Financial Services (CF) (2)
Unfilled orders	(6,996)	(11,741)	(6,996)	(11,741)
New orders booked	(662)	(2,202)	2,750	(6,655)
Revenues	(2,666)	(13,182)	(1,030)	(15,708)
Interest expense (1)	18,211	15,051	35,767	28,904
(Loss) before income taxes	(49,628)	(49,867)	(91,589)	(88,321)
EBITDA	(30,405)	(33,677)	(53,797)	(57,181)

Total
Unfilled orders	3,345,266	5,713,223	3,345,266	5,713,223
New orders booked	647,088	648,389	1,123,423	1,441,219
Revenues	935,806	958,901	1,746,674	1,764,930
Interest expense (1)	22,897	19,157	44,691	40,073
(Loss) before income taxes	(22,403)	(81,301)	(34,765)	(101,027)
Provision for income taxes	6,935	4,695	14,393	10,579
Net (loss) prior to cumulative effect of a change in accounting principle	(29,338)	(85,996)	(49,158)	(111,606)
Cumulative effect on prior years of a change in accounting principle for goodwill				(150,500)
Net (loss)	(29,338)	(85,996)	(49,158)	(262,106)
EBITDA	$8,968	($51,006)	$28,210	($38,303)

See attached schedule of charges by group for the three and six months ended June 2003 and 2002.

1)	Includes dividends on preferred security of subsidiary trust.

2)	Includes intersegment eliminations

Foster Wheeler Ltd.
Summary of Charges

(In Thousands of Dollars)

	Three months ended June 27, 2003				Six months ended June 27, 2003

	E & C	Energy	C & F	Total	E & C	Energy	C & F	Total

Gain on sale of assets					(15,300)			(15,300)
Revision to project cost estimates and related receivable reserve	15,000	7,000		22,000	36,100	2,000		38,100
Recovery of project claims	(2,500)			(2,500)	(2,500)			(2,500)
Restructuring and credit agreement costs			10,100	10,100			20,500	20,500
Severance	1,000		1,400	2,400	3,800	3,300	1,500	8,600
Increased pension and postretirement medical costs	(1,600)		7,700	6,100	(1,600)		7,700	6,100
Legal and other			3,500	3,500			5,300	5,300

Total	11,900	7,000	22,700	41,600	20,500	5,300	35,000	60,800

	Three months ended June 28, 2002				Six months ended June 28, 2002

	E & C	Energy	C & F	Total	E & C	Energy	C & F	Total

Change in accounting for goodwill					48,700	101,800		150,500
Losses recognized in anticipation of asset sales		31,800		31,800		50,800		50,800
Revision to project claim estimates and related costs	27,200	20,700		47,900	27,200	20,700		47,900
Revision to project cost estimates and related receivable reserve	300	(18,400)		(18,100)	300	(14,400)		(14,100)
Performance intervention, restructuring and credit agreement costs			12,000	12,000			18,900	18,900
Severance		3,100	1,500	4,600		3,100	1,500	4,600
Increased pension and postretirement medical costs			2,600	2,600			5,300	5,300
Legal and other		1,800	6,400	8,200		3,500	7,300	10,800

Total	27,500	39,000	22,500	89,000	76,200	165,500	33,000	274,700

Foster Wheeler Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet

(In Thousands of Dollars)

	Actual	Actual
ASSETS	06/27/03	12/27/02
CURRENT ASSETS:
Cash and cash equivalents	$370,487	$344,305
Short-term investments	281	271
Accounts and notes receivable	564,780	628,221
Contracts in process and inventories	213,280	279,824
Prepaid, deferred and refundable income taxes	34,188	41,155
Prepaid expenses	38,441	36,071

Total current assets	1,221,457	1,329,847

Land, buildings and equipment	731,021	769,680
Less accumulated depreciation	360,822	361,861

Net book value	370,199	407,819
Restricted cash	48,521	84,793
Notes and accounts receivable – long-term	30,685	21,944
Investment and advances	91,301	88,523
Goodwill, net	50,756	50,214
Other intangible assets, net	72,372	72,668
Prepaid pension cost and related benefit asset	26,922	26,567
Asbestos-related insurance recovery receivable	520,717	534,045
Other assets	163,770	156,279
Deferred income taxes	74,225	69,578

TOTAL ASSETS	$2,670,925	$2,842,277

LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
CURRENT LIABILITIES:
Current installments on long-term debt	$27,661	$31,562
Bank loans	442	14,474
Accounts payable and accrued expenses	608,533	635,089
Estimated costs to complete long-term contracts	596,936	645,763
Advance payments by customers	76,402	82,658
Income taxes	61,483	64,517

Total current liabilities	1,371,457	1,474,063

Corporate and other debt less current installments	335,321	341,702
Special-purpose project debt less current installments	175,690	181,613
Capital lease obligations	60,144	58,237
Deferred income taxes	7,763	8,333
Pension, postretirement and other employee benefits	463,694	437,820
Asbestos-related liability	481,178	519,790
Other long-term liabilities and minority interest	114,083	109,373
Subordinated Robbins facility exit funding obligations	107,285	107,285
Convertible subordinated notes	210,000	210,000
Trust preferred securities	175,000	175,000

TOTAL LIABILITIES.	3,501,615	3,623,216

SHAREHOLDERS’ DEFICIT:
Common Stock	40,772	40,772
Paid-in capital	201,841	201,718
Retained deficit	(703,149)	(653,991)
Accumulated other comprehensive loss	(370,154)	(369,438)

TOTAL SHAREHOLDERS’ DEFICIT	(830,690)	(780,939)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,670,925	$2,842,277

Foster Wheeler Ltd. and Subsidiaries
CALCULATION OF EBITDA

(In Thousands of Dollars)

	Three months ended		Six months ended

	June 2003	June 2002	June 2003	June 2002

Consolidated Total
Loss Before Taxes(before goodwill charge)	(22,403)	(81,301)	(34,765)	(101,027)
Interest Expense	22,897	19,157	44,691	40,073
Depreciation and Amortization	8,474	11,138	18,284	22,651

EBITDA	8,968	(51,006)	28,210	(38,303)

Engineering & Construction
Earnings Before Taxes(before goodwill charge)	10,350	(13,237)	20,155	7,265
Interest Expense	(179)	(251)	(809)	(569)
Depreciation and Amortization	2,223	3,976	5,196	8,428

EBITDA	12,394	(9,512)	24,542	15,124

Energy
Earnings Before Taxes(before goodwill charge)	16,875	(18,197)	36,669	(19,971)
Interest Expense	4,865	4,357	9,733	11,738
Depreciation and Amortization	5,239	6,023	11,063	11,987

EBITDA	26,979	(7,817)	57,465	3,754

Corporate & Financial
Loss Before Taxes(before goodwill charge)	(49,628)	(49,867)	(91,589)	(88,321)
Interest Expense	18,211	15,051	35,767	28,904
Depreciation and Amortization	1,012	1,139	2,025	2,236

EBITDA	(30,405)	(33,677)	(53,797)	(57,181)